Rurban Financial Corp. Announces Second Quarter 2010 Results

DEFIANCE, OH — July 28, 2010 — Rurban Financial Corp. (NASDAQ: RBNF) (“Rurban” or the “Company”), a diversified financial services company providing full-service community banking, wealth management, and data/item processing services, reported a second quarter 2010 loss of $8.1 million, or ($1.67) per diluted share, compared to a net loss of $0.85 million, or ($0.17) per diluted share, for the first quarter of 2010 (the “linked quarter”), and net income of $1.0 million, or $0.20 per diluted share, for the 2009 second quarter. The Company recorded a net loss of $8.9 million, or ($1.84) per diluted share, for the first six months of 2010, compared to net income of $2.1 million, or $0.43 per diluted share, for the first six months of 2009.

Mark A. Klein, President and CEO of Rurban, commented, “Results for the second quarter signal an important shift in strategic direction for one of our units, Rurbanc Data Services, Inc. dba RDSI Banking Systems (“RDSI”). We have determined that the planned spin-off of RDSI and the merger with New Core Holdings, Inc. (“New Core”) cannot be successfully completed, and we are working with New Core to address a wind-down of our relationships to enable both companies to pursue their separate strategic directions. As a result of this determination, together with the loss of RDSI’s data processing client base and associated revenue, we took a sizeable write-down of hardware, software and developmental costs this quarter. However, this move does not signal the end of our involvement in the bank technology sector. It is more of a time to take stock of our strengths, and also market opportunities. Management of RDSI has changed over completely this past quarter, and the Boards of Directors of Rurban and RDSI have been significantly restructured.

“We are currently reviewing RDSI’s four business lines – data processing, item processing, network services and consulting -- talking to our customers and evaluating their needs. We already have strong indications that RDSI has been doing an excellent job in many important areas, and it appears that we have a viable, profitable business without the inclusion of a data processing product at the present time.

“We have also identified the individual from within our present organization with the right combination of experience and leadership to lead RDSI through the transition. Gary Saxman has 13 years of RDSI experience, serving in diverse capacities of increasing responsibility. He has accepted the task of spearheading our efforts to reposition RDSI for future success and I and the Rurban Board of Directors have promised him the support and resources he will need during this process.

“But at the present time, the transition requires that we record impairment charges for remaining assets involved in our old data processing business to the tune of $5.6 million pre-tax this quarter, and $7.0 million year-to-date. This charge, most of which is non-cash, was partially responsible for the $8.1 million loss we reported for the second quarter. We also recorded a $3.0 million loan provision and associated charge-off at RDSI relating to a loan for software development costs.

“We also took a larger than normal loan loss provision at the bank this quarter -- $3.5 million -- despite substantial improvement in non-performing assets (“NPAs”) over the past six months. We felt it prudent to build our reserves to higher than historical levels since the economy is still so fragile.”

Significant events during the second quarter:

•
We have determined that the planned spin-off of RDSI and the merger with New Core Holdings, Inc. (“New Core”) cannot be successfully completed. We are working with New Core to address a wind-down of our relationships to enable both companies to pursue their separate strategic directions.

•
RDSI recorded a $10.0 million pretax loss for the quarter, which included $8.6 million in impairment charges and write-downs of hardware, software and development costs related to RDSI’s data processing business.

•
The retention of RDSI as part of the Rurban holding company results in $5 million of capital retained within the consolidated holding company. The estimated June 30, 2010 ratios for Tier 1 leverage and total risk based capital were 7.07 percent and 11.20 percent, respectively.

•
Non-performing assets have been reduced by $2.0 million, or 12 percent, since March 31, 2010 and by $6.3 million, or 31 percent, over the past six months. NPAs now stand at $14.1 million, or 2.2 percent of assets as of June 30, 2010.

•
At its July 2010 meeting, the Board of Directors of Rurban approved a restructuring of the Boards of Directors of Rurban and The State Bank and Trust Company (“State Bank”). The restructuring will reduce the size of both Boards from 11 to 9 members and is intended to facilitate the future direction and vision of the Company. In connection with this restructuring, Rurban accepted the retirements of four current directors of Rurban and State Bank, Steven VanDemark (Chairman), Thomas Callan, John Compo and J. Michael Walz, effective as of July 31, 2010. The Board of Directors of Rurban also appointed Richard Hardgrove to replace Steven VanDemark as Chairman of the Board effective upon Mr. VanDemark’s retirement. “The retiring Rurban directors served the Company for many years through some difficult and challenging economic times and we thank them for that,” stated Mr. Klein.

CONSOLIDATED OPERATIONS

For the second quarter of 2010, the combined operations of Rurban and its two subsidiaries, State Bank and RDSI, accounted for a pretax loss of $12.7 million. This compares to a pretax loss of $1.5 million for the linked-quarter and pretax income of $1.4 million for the year ago quarter.

2010 and 2009 financial results contain certain nonrecurring and non-core items that have significantly impacted the Company’s operating performance. With respect to RDSI, Rurban recorded a total pretax charge of $8.6 million ($5.6 million after tax) in the second quarter of 2010, and $10.0 million year-to-date ($6.5 million after tax) for impairments and write-offs of software, hardware and developmental costs related to RDSI’s data processing business; a 2009 second quarter special FDIC assessment of $0.3 million; and net gains from the sale of securities of $0.52 million and $0.48 million, respectively, for the first six months of 2010 and 2009. The net pretax impact for the 2010 first and second quarters were losses of $.96 million and $8.7 million, respectively, and for 2009, a loss of $0.07 million in the first quarter and a loss of $.05 million in the second quarter. Excluding these amounts from results, the second quarter 2010 loss from operations was $3.0 million compared to net income from operations of $1.1 million for the year-ago quarter and net income of $1.2 million for the linked quarter.

(Dollars in thousands except per share data)

2Q 2010	State Bank	RDSI	Rurban (Consolidated)
Revenue	$7,750	$2,625	$9,772
Loan Loss Provision	3,499	3,000	6,499
Operating Expenses	6,515	9,567	15,963
Pre-tax Income	(2,264)	(9,951)	(12,691)

Earnings:	2Q 2010	1Q 2010	2Q 2009
Net interest income	$5,062	$4,904	$5,361
Noninterest income	4,710	6,783	7,897
Revenue	9,772	11,687	13,258
Provision (credit) for loan losses	6,499	1,391	799
Noninterest expense	15,963	11,792	11,108
Pretax income (loss)	(12,691)	(1,496)	1,351
Net income (loss)	(8,078)	(848)	1,003
Diluted EPS	$(1.67)	$(.17)	$0.20

Total revenue on a recurring basis , consisting of net interest income and recurring noninterest income, was $9.8 million for the second quarter of 2010 compared to $13.3 million earned in the prior-year second quarter. Net interest income for the 2010 second quarter was $5.1 million, a decline of 5.9 percent from the $5.4 million earned in the year-ago second quarter.

Non-interest income for the 2010 second quarter was $4.7 million compared to $7.5 million generated in the 2009 second quarter, excluding securities gains. Lower data processing income, due to the winding-down of the RDSI data processing client base, accounted for the decline in non-interest income over the past twelve months.

Non-interest expense was $16.0 million, up compared to both the linked quarter level of $11.8 million and the $11.1 million in the year-ago quarter.  This quarter’s expense included $5.5 million in one-time expense related to RDSI.

CONSOLIDATED BALANCE SHEET

Total assets were $648.5 million as of June 30, 2010, down $13.0 million, or 2.0 percent, over the past twelve months and $24.5 million, or 3.6 percent, from the $673.8 million reported in the linked-quarter. Since the second quarter of 2009, RDSI has written down $11.2 million in assets due to software, hardware and investment impairments. Total loans, net of unearned income, were $439.8 million at June 30, 2010, compared to $444.1 million and $441.2 million as of March 31, 2010 and June 30, 2009, respectively. Total deposits as of June 30, 2010 were $484.4 million, down $14.3 million from the linked-quarter but up $11.4 million over the past twelve months. Liquidity remains strong, as reliance on wholesale funds is down $11 million from the prior year.  Total shareholders’ equity totaled $53.3 million at June 30, 2010, compared to $60.9 at March 31, 2010 and $63.4 at June 30, 2009.

BANK OPERATING RESULTS

Rurban Financial’s banking subsidiary, The State Bank and Trust Company, recorded a net operating loss of $1.4 million for the second quarter of 2010 compared to net income of $0.5 million and $1.0 million for the linked- and prior-year quarters, respectively. State Bank’s operating results in the 2010 second quarter were impacted by the $3.5 million provision for loan losses taken to strengthen State Bank’s reserves.

State Bank’s total revenue, consisting of net interest income and non-interest income, was $7.8 million as of June 30, 2010, compared to $7.6 million and $8.3 million, excluding securities gain, for the linked- and year-ago quarters, respectively.

State Bank had $447.5 million in total loans as of June 30, 2010. Commercial lending, including small business loans (“C&I”), commercial real estate loans (“CRE”) and agricultural loans, represented 67 percent of total loans. CRE loans account for the majority of the commercial loans, with $176.8 million, or approximately 40 percent, of total loans outstanding. Residential real estate loans account for $96.3 million, or 22 percent, of total loans. C&I, consumer and agricultural loans represent the balance of the loan portfolio with 18, 12, and 8 percent of total loans, respectively.

Total deposits as of June 30, 2010 were $483.7 million compared to $498.9 million and $473.0 million at March 31, 2010 and June 30, 2009, respectively. Core deposits account for the majority, approximately 57 percent, of State Bank’s total deposits. Over the past twelve months, core deposits as a percent of total deposits have increased from 53.6 percent as Non-interest DDA, Savings, and NOW accounts grew by $4.2 million, $7.1 million and $12.4 million, respectively.

ASSET QUALITY

Rurban’s 2010 second quarter provision for loan losses was $3.5 million, compared to $1.4 million as of March 31, 2010 and $0.8 million at June 30, 2009. For the 2010 second quarter, net charge-offs were $2.6 million (2.28 percent of average loans annualized) compared to $2.3 million (2.05 percent of average loans annualized) and $0.3 million (0.25 percent of average loans annualized) for the linked- and year-ago quarters, respectively. The Bank’s allowance for loan losses was 1.59 percent of total loans at June 30, 2010, compared to 1.37 percent at March 31, 2010 and 1.33 percent as of June 30, 2009.

The State Bank and Trust Company	Non-accrual Loans + 90 PD
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
Secured by RE
C&D 1-4 Family	29	29	32	32	32
C&D CRE	593	596	596	1,241	1,386
Farmland	-	2	-	-	-
HELOC	439	308	402	353	344
1-4 Family properties	3,420	4,730	5,088	4,365	4,446
Multi-family	-	-	3,443	87	87
CRE - owner occ	465	326	618	616	874
CRE - non-owner occ	4,674	2,777	4,032	1,118	1,121
C&I	2,437	4,204	3,837	1,344	1,367
Consumer	61	136	165	136	138
NPL	12,118	13,108	18,213	9,292	9,795

The following chart and narrative summarizes the asset quality picture:

(Dollars in thousands except percent data)

ASSET QUALITY	2Q 2010	1Q 2010	2Q 2009
Net charge-offs	$2,579	$2,346	$275
Net charge-offs to avg. loans (Annualized)	2.28%	2.05%	0.25%
Non-performing loans	$12,401	$14,399	$10,173
OREO + OAO	$1,651	$1,616	$1,346
Non-performing assets (NPA’s)	$14,052	$16,016	$11,519
NPA / Total assets	2.17%	2.38%	1.74%
Allowance for loan losses	$6,994	$6,075	$5,873
Allowance for loan losses / Loans	1.59%	1.37%	1.33%

Non-performing assets, consisting of non-accruing loans, other real estate owned (“OREO”) and other assets owned (“OAO”), were $14.1 million, or 2.17 percent of total assets as of June 30, 2010, a decrease of $2.0 million, or 12.3 percent, from $16.0 million (2.38 percent of assets) as of March 31, 2010. Since year-end 2009, non-performing assets have declined $6.3 million, or 30.8 percent, from $20.3 million, or 3.02 percent of total assets. Over the past six-months, non-performing loans have been reduced by $6.0 million while repossessed assets have been relatively unchanged.

RDSI OPERATING RESULTS

RDSI, Rurban’s item and bank data processing subsidiary, recorded a pretax loss of $10.0 million in the 2010 second quarter compared to a pretax loss of $1.3 million for the 2010 first quarter and pretax income of $0.9 million for the 2009 second quarter. RDSI’s performance was heavily impacted by the developments relating to its data processing business, including the run-off of its ITI data processing client base and associated revenue.

During the second quarter, Rurban took action to restructure and downsize the Board of Directors of RDSI, which resulted in the retirements of Don DeWitt, Dan Farrell and Ken Joyce from the RDSI Board of Directors and the appointment of a new Board of Directors comprised of Richard Hardgrove (Chair), Rita Kissner, Mark Klein and John Schock. In addition to the changes to the RDSI Board, Gary Saxman, a 13-year veteran of RDSI, was named to replace Ken Joyce as President of RDSI.

In view of the developments relating to RDSI’s data processing business, the Boards of Directors of Rurban and RDSI have taken action to restructure the business model of RDSI at this time to focus on generating income from RDSI’s Item Processing and Network Services businesses and reducing staffing levels and expenses.

Mr. Klein commented, “We have concluded that Item Processing and Network Services can be a very attractive stand-alone business. It has a stable customer base and is already generating pretax profit and positive cash flow without any further restructuring. We are excited to have Gary and his team contributing to the Holding Company for many years to come.”

About Rurban Financial Corp.
Based in Defiance, Ohio, Rurban Financial Corp. is a financial services holding company with two wholly-owned subsidiaries: The State Bank and Trust Company (State Bank) and RDSI Banking Systems (RDSI). State Bank operates through 18 banking centers in seven Ohio counties, one center in Indiana; and a loan production office in Franklin County, Ohio. The Bank offers a full-range of financial services for consumers and small businesses, including trust services, mortgage banking, commercial and agricultural lending. RDSI provides data and item processing services to community banks located primarily in the Midwest. Rurban’s common stock is listed on the NASDAQ Global Market under the symbol RBNF.

Forward-Looking Statements
Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements.  These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made except as required by law.  All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.

Contact Information:
At Rurban Financial Corp.:
Anthony V. Cosentino, CFO
419-785-3663
Tony.Cosentino@rurban.net

RURBAN FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS
June 30, 2010 and December 31, 2009 and June 30, 2009

	June	December	June
	2010	2009	2009
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$19,314,410	$24,824,785	$25,617,514
Federal funds sold	-	-	-
Cash and cash equivalents	19,314,410	24,824,785	25,617,514
Available-for-sale securities	111,140,374	105,083,112	109,988,049
Loans held for sale	12,050,174	16,857,648	13,310,045
Loans, net of unearned income	439,838,020	452,557,581	441,217,413
Allowance for loan losses	(6,994,442)	(7,030,178)	(5,873,146)
Premises and equipment, net	15,135,862	16,993,640	16,636,308
Purchased software	600,827	5,338,319	5,567,099
Federal Reserve and Federal Home Loan Bank Stock	3,748,250	3,748,250	3,748,250
Foreclosed assets held for sale, net	1,648,026	1,767,953	1,346,449
Accrued interest receivable	2,509,770	2,324,868	2,512,786
Goodwill	21,414,790	21,414,790	21,414,790
Core deposits and other intangibles	4,577,245	4,977,513	5,392,114
Cash value of life insurance	13,001,493	12,792,045	12,845,586
Other assets	10,536,671	11,398,776	7,821,698

Total assets	$648,521,470	$673,049,102	$661,544,955

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Non interest bearing demand	$59,912,497	$57,229,795	$52,755,779
Interest bearing NOW	90,283,830	87,511,973	77,890,648
Savings	45,068,767	43,321,364	37,978,225
Money Market	79,045,113	86,621,953	84,810,835
Time Deposits	210,062,500	216,557,067	219,558,052
Total deposits	484,372,707	491,242,152	472,993,539
Notes payable	3,415,856	2,146,776	2,563,687
Advances from Federal Home Loan Bank	26,046,944	35,266,510	40,466,373
Fed Funds Purchased	10,500,000	5,000,000	10,000,000
Repurchase Agreements	45,602,027	47,042,820	42,703,632
Trust preferred securities	20,620,000	20,620,000	20,620,000
Accrued interest payable	1,378,388	1,507,521	1,750,093
Other liabilities	3,255,550	8,515,668	7,034,918

Total liabilities	595,191,472	611,341,447	598,132,242

Shareholders' Equity
Common stock	12,568,583	12,568,583	12,568,583
Additional paid-in capital	15,179,118	15,186,042	15,102,913
Retained earnings	25,489,318	34,415,316	37,015,166
Accumulated other comprehensive income (loss)	1,862,290	1,307,025	478,565
Treasury stock	(1,769,311)	(1,769,311)	(1,752,514)

Total shareholders' equity	53,329,998	61,707,655	63,412,713

Total liabilities and shareholders' equity	$648,521,470	$673,049,102	$661,544,955

RURBAN FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF OPERATION - UNAUDITED

	Three Months Ended		Six Months
	June 30		June 30
	2010	2009	2010	2009
Interest income
Loans
Taxable	$6,671,875	$6,855,627	$13,083,457	$13,670,260
Tax-exempt	17,381	25,390	36,296	50,847
Securities
Taxable	461,801	1,134,573	1,164,056	2,214,070
Tax-exempt	382,889	244,331	701,952	472,215
Other	(31,261)	29,745	187	29,877
Total interest income	7,502,685	8,289,666	14,985,948	16,437,269

Interest expense
Deposits	1,285,833	1,657,345	2,660,124	3,555,649
Other borrowings	30,695	33,411	68,778	47,803
Retail Repurchase Agreements	432,658	431,336	859,625	858,823
Federal Home Loan Bank advances	289,008	411,556	641,825	804,128
Trust preferred securities	403,024	394,629	789,648	793,614
Total interest expense	2,441,218	2,928,277	5,020,000	6,060,017

Net interest income	5,061,467	5,361,389	9,965,948	10,377,252

Provision for loan losses - Bank Only	3,498,710	798,850	4,890,143	1,293,992
Provision for loan losses - RDSI	3,000,000	-	3,000,000	-

Net interest income after provision
for loan losses	(1,437,243)	4,562,539	2,075,805	9,083,260

Non-interest income
Data service fees	2,608,769	4,956,034	6,638,175	9,928,583
Trust fees	590,156	641,033	1,232,942	1,224,656
Customer service fees	614,944	649,003	1,202,345	1,223,702
Net gain on sales of loans	609,047	938,345	1,326,061	2,016,392
Net realized gain on sales of securities	-	423,784	451,474	477,591
Investment securities recoveries	-	-	73,774	-
Loan servicing fees	130,248	103,863	284,090	171,736
Gain (loss) on sale or disposal of assets	(1,429)	16,241	(30,081)	(42,414)
Other income	158,552	169,488	314,533	345,050
Total non-interest income	4,710,287	7,897,791	11,493,313	15,345,296

Non-interest expense
Salaries and employee benefits	4,902,735	5,298,604	10,006,275	10,222,726
Net occupancy expense	566,468	865,599	1,152,691	1,195,457
FDIC Insurance expense	197,913	46,120	416,816	388,663
Equipment expense	2,385,561	1,698,905	4,550,662	3,312,298
Fixed asset impairment expense	4,323,696	-	4,892,231	-
Data processing fees	229,478	208,726	424,264	344,462
Professional fees	561,209	642,988	1,204,019	1,141,043
Marketing expense	112,625	234,557	190,226	423,303
Printing and office supplies	97,326	117,335	258,428	331,877
Telephone and communication	339,341	399,835	725,547	806,228
Postage and delivery expense	456,430	514,490	1,026,863	1,123,512
State, local and other taxes	(156,595)	233,157	(35,556)	466,053
Employee expense	227,304	257,204	507,229	517,142
OREO Impairment	215,000	-	215,000	-
Other expenses	1,505,186	590,537	2,220,680	1,310,317
Total non-interest expense	15,963,677	11,108,057	27,755,375	21,583,081

Income (loss) before income tax expense	(12,690,633)	1,352,273	(14,186,257)	2,845,475
Income tax expense (benefit)	(4,612,572)	348,687	(5,260,258)	738,336

Net income (loss)	$(8,078,061)	$1,003,586	$(8,925,999)	$2,107,139

Earnings (loss) per common share:
Basic	$(1.67)	$0.20	$(1.84)	$0.43
Diluted	$(1.67)	$0.20	$(1.84)	$0.43

RURBAN FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
(dollars in thousands except per share data)	2010	2009	2010	2009

EARNINGS
Net interest income	$5,062	$5,361	$9,966	$10,377
Provision for loan loss (Bank Only)	$3,499	$799	$4,890	$1,294
Provision for loan loss (RDSI)	$3,000	$0	$3,000	$0
Non-interest income	$4,710	$7,897	$11,493	$15,345
Revenue (net interest income plus non-interest income)	$9,772	$13,258	$21,459	$25,722
Non-interest expense	$15,963	$11,108	$27,755	$21,583
Net income (loss)	$(8,078)	$1,003	$(8,926)	$2,107

PER SHARE DATA
Basic earnings (loss) per share	$(1.67)	$0.20	$(1.84)	$0.43
Diluted earnings (loss) per share	$(1.67)	$0.20	$(1.84)	$0.43
Book value per share	$10.97	$13.04	$10.97	$13.04
Tangible Equity	$25,283	$35,997	$25,283	$35,997
Tangible book value per share	$5.20	$7.40	$5.20	$7.40
Cash dividend per share	$0.00	$0.09	$0.00	$0.18

PERFORMANCE RATIOS
Return on average assets	(4.84%)	0.61%	(2.68%)	0.64%
Return on average equity	(54.87%)	6.29%	(29.61%)	6.67%
Net interest margin (tax equivalent)	3.72%	3.82%	3.65%	3.74%
Net interest margin - banking group	4.00%	4.04%	3.92%	3.98%
Non-interest expense / Average assets	9.57%	6.71%	8.33%	6.51%
Efficiency Ratio - bank (non-GAAP)	82.02%	72.67%	77.51%	82.18%

MARKET DATA PER SHARE
Market value per share -- Period end	$4.04	$7.75	$4.04	$7.75
Market as a % of book	37%	59%	37%	59%
Cash dividend yield	0.00%	4.65%	0.00%	4.65%
Period-end common shares outstanding (000)	4,862	4,864	4,862	4,864
Common stock market capitalization ($000)	$19,642	$37,696	$19,642	$37,696

CAPITAL & LIQUIDITY
Equity to assets	8.2%	9.6%	8.2%	9.6%
Tier 1 leverage Ratio (Estimate)	7.1%	9.0%	7.3%	9.0%
Tier 1 risk-based capital ratio (Estimate)	10.0%	12.5%	10.3%	12.5%
Total risk-based capital ratio (Estimate)	11.2%	13.7%	11.2%	13.7%

ASSET QUALITY
Gross charge-offs (Bank Only)	$2,680	$336	$5,160	$523
Net charge-offs (Bank Only)	$2,579	$275	$4,926	$442
Net loan charge-offs (Ann.) / Average loans	2.28%	0.24%	2.17%	0.20%
Non-accruing loans	$12,401	$10,173	$12,401	$10,173
OREO / OAOs	$1,651	$1,346	$1,651	$1,346
Non-performing assets	$14,052	$11,519	$14,052	$11,519
Non-performing assets / Total assets	2.17%	1.74%	2.17%	1.74%
Allowance for loan losses / Total loans	1.59%	1.33%	1.59%	1.33%
Allowance for loan losses / Non-performing Assets	49.8%	51.0%	49.8%	51.0%

END OF PERIOD BALANCES
Total loans, net of unearned income	$439,838	$441,217	$439,838	$441,217
Allowance for loan loss	$6,994	$5,873	$6,994	$5,873
Total assets	$648,521	$661,545	$648,521	$661,545
Deposits	$484,373	$472,994	$484,373	$472,994
Stockholders' equity	$53,330	$63,413	$53,330	$63,413
Full-time equivalent employees (Bank Only)	197	196	197	196
Full-time equivalent employees (Consolidated Total)	270	309	270	309

AVERAGE BALANCES
Loans	$451,536	$448,677	$454,645	$448,851
Total earning assets	$566,618	$575,240	$566,901	$568,754
Total assets	$667,295	$662,589	$666,289	$663,177
Deposits	$502,102	$483,882	$495,541	$487,079
Stockholders' equity	$58,891	$63,823	$60,292	$63,203

RURBAN FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
(dollars in thousands except per share data)	2010	2010	2009	2009	2009

EARNINGS
Net interest income	$5,062	$4,904	$5,285	$5,337	$5,361
Provision for loan loss (Bank Only)	$3,499	$1,391	$3,546	$898	$799
Provision for loan loss (RDSI)	$3,000	$-	$-	$-	$-
Non-interest income	$4,710	$6,783	$7,174	$7,076	$7,897
Revenue (net interest income plus non-interest income)	$9,772	$11,687	$12,459	$12,413	$13,258
Non-interest expense	$15,963	$11,792	$12,096	$11,454	$11,108
Pre-tax income (loss)	$(12,691)	$(1,496)	$(3,184)	$60	$1,352
Net income (loss)	$(8,078)	$(848)	$(1,884)	$160	$1,003

PER SHARE DATA
Basic earnings (loss) per share	$(1.67)	$(0.17)	$(0.39)	$0.03	$0.20
Diluted earnings (loss) per share	$(1.67)	$(0.17)	$(0.39)	$0.03	$0.20
Book value per share	$10.97	$12.72	$12.69	$13.30	$13.04
Tangible Equity	$25,283	$33,212	$33,832	$35,923	$35,997
Tangible book value per share	$5.20	$6.83	$6.96	$7.39	$7.24
Cash dividend per share	$0.00	$0.00	$0.09	$0.09	$0.09

PERFORMANCE RATIOS
Return on average assets	(4.84%)	(0.51%)	(1.11%)	0.10%	0.61%
Return on average equity	(54.87%)	(5.49%)	(11.81%)	1.00%	6.29%
Return on tangible equity	(127.80%)	(10.21%)	(22.27%)	1.78%	11.15%
Net interest margin (tax equivalent)	3.72%	3.58%	3.77%	3.87%	3.82%
Net interest margin (Bank Only)	4.00%	3.82%	3.97%	4.06%	4.04%
Non-interest expense / Average assets	9.57%	7.11%	7.11%	6.88%	6.71%
Efficiency Ratio - Consolidated	161.01%	99.06%	95.36%	90.55%	82.11%
Efficiency Ratio - bank (non-GAAP)	82.02%	73.22%	71.16%	75.80%	72.67%

MARKET DATA PER SHARE
Market value per share -- Period end	$4.04	$6.80	$6.84	$7.58	$7.75
Market as a % of book	37%	53%	54%	57%	59%
Cash dividend yield	0.00%	0.00%	5.26%	4.75%	4.65%
Period-end common shares outstanding (000)	4,862	4,862	4,862	4,862	4,864
Common stock market capitalization ($000)	$19,642	$33,060	$33,255	$36,852	$37,696

CAPITAL & LIQUIDITY
Equity to assets	8.2%	9.0%	9.2%	9.6%	9.6%
Tier 1 leverage Ratio (Estimate) (Consolidated)	7.1%	8.4%	8.3%	8.8%	9.0%
Tier 1 risk-based capital ratio (Estimate) (Consolidated)	10.0%	11.7%	11.4%	11.8%	12.5%
Total risk-based capital ratio (Estimate) (Consolidated)	11.2%	12.9%	12.7%	13.1%	13.7%

ASSET QUALITY
Gross charge-offs (Bank Only)	$2,680	$2,480	$2,566	$883	$336
Net charge-offs (Bank Only)	$2,579	$2,346	$2,547	$837	$275
Net loan charge-offs (Ann.) / Average loans	2.28%	2.05%	2.19%	0.73%	0.25%
Non-accruing loans	$12,401	$14,399	$18,543	$9,646	$10,173
Renegotiated loans	$4,605	$7,232	$7,211	$-	$-
OREO / OAOs	$1,651	$1,616	$1,775	$1,748	$1,346
Non-performing assets	$14,052	$16,016	$20,319	$11,394	$11,519
Non-performing assets / Total assets	2.17%	2.38%	3.02%	1.69%	1.74%
Allowance for loan losses / Total loans	1.59%	1.37%	1.55%	1.32%	1.33%
Allowance for loan losses / Non-performing Assets	49.8%	37.9%	34.6%	52.1%	51.0%

END OF PERIOD BALANCES
Total loans, net of unearned income	$439,838	$444,082	$452,558	$448,393	$441,217
Allowance for loan loss	$6,994	$6,075	$7,030	$5,934	$5,873
Total assets	$648,521	$673,804	$673,049	$673,749	$661,545
Deposits	$484,373	$498,946	$491,242	$492,292	$472,994
Stockholders' equity	$53,330	$60,855	$61,708	$64,668	$63,413
Full-time equivalent employees (Bank Only)	197	199	190	198	196
Full-time equivalent employees (Consolidated Total)	270	311	315	321	309

AVERAGE BALANCES
Loans	$451,536	$458,423	$464,618	$456,196	$448,677
Total earning assets	$566,618	$567,719	$577,263	$569,099	$575,240
Total assets	$667,295	$662,979	$680,121	$665,872	$662,589
Deposits	$502,102	$487,767	$499,317	$483,637	$483,882
Stockholders' equity	$58,891	$61,836	$63,800	$64,238	$63,823

Rurban Financial Corp.
Segment Reporting
Second Quarter Ended June 30, 2010
($ in Thousands)

	Total Banking	Data Processing	Parent Company and Other	Elimination Entries	Rurban Financial Corp.
Income Statement Measures
Interest Income	$7,653	$(112)	$29	$(67)	$7,503

Interest Expense	2,009	98	402	(67)	2,441

Net Interest Income	5,644	(210)	(373)	-	5,062

Provision For Loan Loss	3,499	3,000	-	-	6,499

Non-interest Income	2,106	2,835	176	(407)	4,710

Non-interest Expense	6,515	9,576	278	(407)	15,963

Net Loss QTD	$(1,350)	$(6,445)	$(282)	$-	$(8,078)

Performance Measures
Average Assets -QTD	$650,572	$18,800	$81,995	$(84,071)	$667,295

ROAA	(0.83%)	(137.13%)	-	-	(4.84%)

Average Equity - QTD	$67,370	$10,492	$58,891	$(77,862)	$58,891

ROAE	(8.02%)	(245.72%)	-	-	(54.87%)

Efficiency Ratio - %	81.97%	-	-	-	161.01%

Average Loans - QTD	$451,898	$3,000	$2,000	$(4,612)	$452,286

Average Deposits - QTD	$503,699	$-	$-	$(1,597)	$502,102

Rurban Financial Corp.
Segment Reporting
Six Months Ended June 30, 2010
($ in Thousands)

	Total Banking	Data Processing	Parent Company and Other	Elimination Entries	Rurban Financial Corp.
Income Statement Measures
Interest Income	$15,148	$(81)	$41	$(122)	$14,986

Interest Expense	4,164	191	788	(122)	5,020

Net Interest Income	10,984	(272)	(746)	-	9,966

Provision For Loan Loss	4,890	3,000	-	-	7,890

Non-interest Income	4,827	7,234	507	(1,075)	11,493

Non-interest Expense	12,576	15,245	1,008	(1,075)	27,755

Net Income YTD	$(812)	$(7,324)	$(789)	$-	$(8,926)

Performance Measures
Average Assets - YTD	$647,706	$20,341	$83,084	$(84,842)	$666,289

ROAA	(0.25%)	(72.02%)	-	-	(2.68%)

Average Equity - YTD	$67,529	$11,686	$60,292	$(79,215)	$60,292

ROAE	(2.40%)	(125.35%)	-	-	(29.61%)

Efficiency Ratio - %	77.51%	-	-	-	127.47%

Average Loans - YTD	$454,727	$2,571	$1,429	$(4,083)	$454,645

Average Deposits - YTD	$497,086	$-	$-	$(1,544)	$495,541

Rurban Financial Corp.
Proforma Performance Measurement
Quarterly Comparison - Second Quarter 2010

($ in Thousands)

	Total Banking	Data Processing	Parent Company and Other	Elimination Entries	Rurban Financial Corp.

Revenue
2Q10	$7,750	$2,625	$(197)	$(407)	$9,772
1Q10	$8,062	$4,338	$(52)	$(661)	$11,687
4Q09	$8,808	$4,430	$6	$(785)	$12,459
3Q09	$8,043	$5,159	$19	$(808)	$12,413
2Q09	$8,731	$5,316	$(19)	$(770)	$13,258
2nd Quarter Comparison	$(981)	$(2,691)	$(178)	$-	$(3,486)

Non-interest Expenses
2Q10	$6,516	$9,576	$278	$(407)	$15,963
1Q10	$6,061	$5,669	$730	$(668)	$11,792
4Q09	$6,459	$5,204	$1,218	$(785)	$12,096
3Q09	$6,257	$5,145	$860	$(808)	$11,454
2Q09	$6,505	$4,394	$979	$(770)	$11,108
2nd Quarter Comparison	$11	$5,182	$(701)	$-	$4,855

Net Income (loss)
2Q10	$(1,350)	$(6,446)	$(282)	$-	$(8,078)
1Q10	$538	$(879)	$(507)	$-	$(848)
4Q09	$(577)	$(509)	$(798)	$-	$(1,884)
3Q09	$712	$8	$(560)	$-	$160
2Q09	$1,048	$608	$(653)	$-	$1,003
2nd Quarter Comparison	$(2,398)	$(7,054)	$371	$-	$(9,081)

Average Assets
2Q10	$650,572	$18,800	$81,995	$(84,071)	$667,296
1Q10	$642,556	$22,272	$84,377	$(86,226)	$662,979
4Q09	$659,674	$22,368	$85,392	$(87,313)	$680,121
3Q09	$644,116	$22,770	$86,418	$(87,432)	$665,872
2Q09	$641,939	$22,166	$86,005	$(87,521)	$662,589
2nd Quarter Comparison	$8,633	$(3,366)	$(4,010)	$-	$4,707

ROAA
2Q10	(0.83%)	(137.13%)	-	-	(4.84%)
1Q10	0.33%	(15.79%)	-	-	(0.51%)
4Q09	(0.35%)	(9.10%)	-	-	(1.11%)
3Q09	0.44%	0.14%	-	-	0.10%
2Q09	0.65%	10.97%	-	-	0.61%
2nd Quarter Comparison	(1.48%)	(148.10%)	-	-	(5.45%)

Average Equity
2Q10	$67,370	$10,492	$58,891	$(77,862)	$58,891
1Q10	$67,701	$13,045	$61,836	$(80,746)	$61,836
4Q09	$69,066	$13,969	$63,800	$(83,035)	$63,800
3Q09	$68,153	$14,723	$64,238	$(82,877)	$64,238
2Q09	$67,760	$14,674	$63,823	$(82,434)	$63,823
2nd Quarter Comparison	$(390)	$(4,182)	$(4,932)	$-	$(4,932)

ROAE
2Q10	(8.02%)	(245.72%)	-	-	(54.87%)
1Q10	3.18%	(26.95%)	-	-	(5.49%)
4Q09	(3.34%)	(14.57%)	-	-	(11.81%)
3Q09	4.18%	0.22%	-	-	1.00%
2Q09	6.19%	16.57%	-	-	6.29%
2nd Quarter Comparison	(14.21%)	(262.29%)	-	-	(61.16%)

Efficiency Ratio
2Q10	81.97%	363.24%	-	-	161.01%
1Q10	73.22%	129.42%	-	-	99.06%
4Q09	71.52%	116.27%	-	-	95.36%
3Q09	75.56%	98.67%	-	-	90.55%
2Q09	72.67%	81.49%	-	-	82.11%
2nd Quarter Comparison	9.30%	281.75%	-	-	78.90%